EXHIBIT 32
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
RULE 13a-14(b) OR 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. § 1350)
In connection with the filing of the quarterly report of MannKind Corporation (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on or about the date hereof to which this certification is attached as Exhibit 32 (the “Report”) and pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Alfred E. Mann, Chief Executive Officer of the Company, and Matthew J. Pfeffer, Chief Financial Officer of the Company, each hereby certifies that to the best of his knowledge:
     1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: October 29, 2010
In witness whereof, the undersigned have set their hands hereto as of the 29th day of October, 2010.

/s/ Alfred E. Mann Alfred E. Mann	/s/ Matthew J. Pfeffer Matthew J. Pfeffer
Chief Executive Officer	Chief Financial Officer
This certification is being furnished solely to accompany this quarterly report on Form 10-Q pursuant to 18 U.S.C. Section 1350, and is not deemed filed for purposes of Section 18 of the Exchange Act or the Securities Act of 1933, as amended and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language contained in such filing.